Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form F-3 (File No. 333-227606) of Manchester United plc (“Registration Statement”) of our report dated September 24, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Manchester United plc’s Annual Report on Form 20-F for the year ended June 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Manchester, United Kingdom 8 October 2019